                                                                      EXHIBIT 11

                STATEMENT OF COMPUTATION OF PER SHARE EARNINGS

                                           Three Months Ended March 31,
                                           ----------------------------
                                             1999                1998
                                           ----------------------------
Earnings (Losses) per common share
  Basic and diluted                        $   0.43             ($0.25)
Average shares outstanding

  Basic and diluted                         668,360            668,360

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